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                                                                     EXHIBIT 2.4



                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (the "Agreement") is entered into as of July 15, 1997 (the "Agreement Date") by and between Security Dynamics Technologies, Inc., a Delaware corporation (the "Buyer"), and the undersigned stockholder (the "Company Stockholder") of DynaSoft AB, a corporation organized under the laws of Sweden (the "Company"). The Buyer and the Company Stockholder are referred to together herein as the "Parties."

        The Company Stockholder (a) owns the number of outstanding shares of Series A and Series B stock of the Company set forth below his name on the signature page to this Agreement (the "Company Shares") and (b) holds the number of options to acquire shares of capital stock of the Company set forth below his name on the signature page to this Agreement (the "Options"). The Buyer desires to purchase, and the Company Stockholder desires to sell, the Company Shares for the consideration set forth below subject to the terms and conditions of this Agreement. In addition, the Company Stockholder has agreed, in exchange for foregoing the right to have his Options assumed by the Buyer and amended so as to constitute options to acquire shares of Buyer Common Stock, to the termination of the Options for the consideration set forth below. NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

        1. PURCHASE OF COMPANY SHARES AND TERMINATION OF OPTIONS. Upon and subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), (a) the Company Stockholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Company Stockholder, all of the Company Shares, and (b) the Options shall be terminated and the Company Stockholder shall have no further rights or claims thereunder or in connection therewith.

        2. FURTHER ASSURANCES. At any time and from time to time after the Closing, at the Buyer's request and without further consideration to the Company Stockholder, the Company Stockholder shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Company Shares, to assist the Buyer in exercising all rights with respect thereto, to effect the cancellation of the Options and to carry out the purpose and intent of this Agreement.



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        3.      THE CLOSING. The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 commencing at 10:00 a.m., local time, on the date hereof, or such other time as the Parties shall mutually agree.

        4. ACTIONS AT THE CLOSING. At the Closing (a) the Board of Directors of the Company shall, in accordance with The Companies Act (Sw:
Aktiebolagslagen), cause the transfer of the Company Shares to the Buyer contemplated by this Agreement to be entered into the share register of the Company, (b) the Options shall be deemed terminated and of no further force or effect, (c) the Buyer shall pay to the Company Stockholder, for each Company Share purchased by the Buyer pursuant to this Agreement, the sum of U.S. $11.30, and (d) the Buyer shall pay to the Company Stockholder, for each share of capital stock of the Company covered by the Option, the sum of U.S. $11.06.

        5. REPRESENTATIONS AND WARRANTIES. The Company Stockholder represents and warrants to the Buyer as follows:

                (a) The Company Stockholder has good and marketable title, free and clear of any and all Security Interests (as defined below), to all of the Company Shares and Options, subject to Section 2.2 of the Disclosure Schedule to the Stock Purchase Agreement of even date herewith among the Buyer, the Company and the stockholders of the Company listed on Schedule I thereto. The Company Stockholder has the full right, power and authority to transfer, convey and sell to the Buyer at the Closing the Company Shares and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from the Company Stockholder good and marketable title to the Company Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                (b) The Company Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Company Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by the Company Stockholder, and constitutes a valid and binding obligation of the Company Stockholder, enforceable against the Company Stockholder in accordance with its terms.

                (c) Except for the waiver set forth in Section 8 of this Agreement, neither the execution and delivery of this Agreement by the Company Stockholder, nor the consummation by the Company Stockholder of the transactions contemplated hereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which the Company Stockholder is a party or by which the Company Stockholder is bound,


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(ii) result in the imposition of any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law) (a "Security Interest") upon the Company Shares, or (iii) violate any order, writ, injunction or decree applicable to the Company Stockholder or to the Company Shares.

        6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts of the United States.

        7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        8. WAIVER OF RIGHTS OF FIRST REFUSAL. The Company Stockholder, by his or her execution of this Agreement, expressly waives any and all rights of first refusal and rights of first offer, including without limitation the rights of first refusal set forth in the Company's Articles of Association and in the Consortium Agreement dated September 15, 1995, as amended, among the holders of the Company's Series A Stock, with respect to any offer to sell or sale of capital stock of the Company by any person or entity to the Buyer on or about the date hereof.


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        IN WITNESS WHEREOF, the Parties have executed this Stock Purchase
Agreement as of the date first above written.


                                   SECURITY DYNAMICS TECHNOLOGIES, INC.


                                   By: /s/ CHARLES R. STUCKEY, JR.
                                       -------------------------------------
                                       CHARLES R. STUCKEY, JR.
                                       Title: Chairman and CEO


                                   COMPANY STOCKHOLDER:


                                   /s/ Ian Anderson
                                   ----------------------------------
                                                     (Signature)

                                   Name:  Ian Anderson

                                   Number of Series A Shares:  115,530

                                   Number of Series B Shares:  102,520

                                   Total Purchase Price for
                                    Company Shares:            U.S. $2,463,965

                                   Number of Options:                   21,250

                                   Total Payment for
                                    Termination of Options:      U.S. $235,025



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